Exhibit 10.1
THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT
This Third Amendment to Loan and Security Agreement (the “Amendment”) is entered into as of June 9, 2010, by and between Square 1 Bank (the “Bank”) and Local.com Corporation (the “Borrower”).
RECITALS
Borrower and Bank are parties to that certain Loan and Security Agreement dated as of June 26, 2009 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment. Unless otherwise defined herein, capitalized terms shall have the same meaning as given to them in the Agreement.
NOW, THEREFORE, the parties agree as follows:
1)	Section 6.7(a) of the Agreement is hereby amended and restated as follows:
     (a) EBITDA. For the corresponding months set forth in the table immediately below, calculated on a rolling three-months basis, an Adjusted EBITDA of not less than the amounts shown. If the Borrower exercises the Conversion Option set forth in Section 2.1(c)(ii) hereof, this minimum Adjusted EBITDA covenant shall no longer apply after the Non-Formula Revolving Maturity Date.

Minimum Adjusted EBITDA
Rolling 3-months
Oct-09	$617,458
Nov-09	$727,968
Dec-09	$870,379
Jan-10	$904,738
Feb-10	$899,732
Mar-10	$858,520
Apr-10	$124,011
May-10	$872,937
2)	Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.
3)	Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.
4)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.
Local.com — 3rd Amendment to LSA

5)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
a)	this Amendment, duly executed by Borrower;

b)	all Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
[Remainder of Page Intentionally Left Blank]
Local.com – 3rd Amendment to LSA

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

Local.com Corporation		Square 1 Bank

By:	/s/ Kenneth S.n	By:	/s/ Chris Erro

Its:	VP Finance	Its:	Vice President

[Signature Page to Third Amendment to Loan and Security Agreement]
Local.com – 3rd Amendment to LSA